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EXHIBIT 10.1

WAIVER TO LOAN AGREEMENT

        THIS WAIVER TO LOAN AGREEMENT, dated as of January 10, 2005 (this "Waiver"), is made and entered into by and between World Airways, Inc., a Delaware corporation (the "Borrower"), and the Air Transportation Stabilization Board (the "Board"). The Borrower, Govco Incorporated as Primary Tranche A Lender, Citibank, N.A. as Alternate Tranche A Lender, Collateral Agent and Agent, Citicorp North America, Inc. as Govco Administrative Agent, Citicorp USA, Inc. as Tranche B Lender, Phoenix American Financial Services, Inc. as Loan Administrator, and the Board are parties to that certain $30,000,000 Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated or supplemented or otherwise modified from time to time, the "Loan Agreement"). The Borrower and the Board are sometimes herein individually referred to as a "Party" and, collectively, as the "Parties."

        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

W I T N E S S E T H:

        WHEREAS, the Borrower has informed the Board that the Borrower intends to effect a restructuring transaction (the "Transaction") pursuant to the terms and conditions of an Agreement and Plan of Merger (the "Agreement and Plan of Merger"), by and among the Borrower, World Air Holdings, Inc., a Delaware corporation ("Holdings"), World Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Merger Sub"), a copy of which has been provided to the Board, whereby (i) Merger Sub will be merged with and into the Borrower, (ii) each of the issued and outstanding shares of common stock of the Borrower, par value $.001 per share, will be converted into one share of common stock of Holdings, par value $.001 per share, (iii) the shareholders of the Borrower will become shareholders of Holdings, and (iv) the Borrower will become a wholly-owned subsidiary of Holdings;

        WHEREAS, the Transaction constitutes a restructuring under Section 5.19 of the Loan Agreement (the "Restructuring");

        WHEREAS, Section 5.19(d) of the Loan Agreement provides that the Borrower shall be permitted to consummate a Restructuring so long as the Borrower's credit rating (as determined by Fitch (or any other rating agency reasonably acceptable to the Board and the Agent) in accordance with Section 8.1(b)(iv) of the Loan Agreement) after giving effect to the consummation of the Restructuring is no lower than it was immediately prior thereto;

        WHEREAS, the Borrower has requested that the Board waive compliance by the Borrower with the provisions of Section 5.19(d) of the Loan Agreement;

        WHEREAS, pursuant to Section 10.1 of the Loan Agreement, so long as the Board Guarantee is in full force and effect and has not been terminated without a payment having been made thereunder, the Board may, in its sole discretion, consent to the amendment, modification or waiver of certain provisions of the Loan Agreement; and

        WHEREAS, the Board is willing to grant the waiver requested by the Borrower pursuant to the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

        Section 1.    Waiver.    Subject to the consummation of the Restructuring in accordance with the terms and conditions of the Agreement and Plan of Merger, the Board hereby waives compliance by the Borrower with the provisions of Section 5.19(d) of the Loan Agreement in connection with the Restructuring.

        Section 2.    Representations and Warranties.    To induce the Board to enter into this Waiver, the Borrower represents and warrants to the Board that this Waiver has been duly authorized, executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable in accordance with its terms.

        Section 3.    No Waiver; Remedies.    Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Board or the Borrower under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement, any other Loan Document or the Board Guarantee, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing contained herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances. This Waiver shall constitute a "Loan Document" for all purposes of the Loan Agreement and the other Loan Documents.

        Section 4.    Notices.    Any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of facsimile, or five (5) Business Days after depositing it in the United States mail, certified mail, with postage prepaid and properly addressed; provided, that notices shall not be effective against an addressee until received by it. For the purposes hereof, the address of each Party is as follows:

The Borrower:
World Airways, Inc. HLH Building 101 World Drive Peachtree City, Georgia 30269
Attention:	Randy J. Martinez
With a copy to:
Powell Goldstein LLP One Atlantic Center Suite 1400 1201 West Peachtree Street, N.W. Atlanta, Georgia 30309
Attention:	Thomas R. McNeill, Esq. Gabriel Dumitrescu, Esq.
The Board:
Air Transportation Stabilization Board 1120 Vermont Avenue, Suite 970 Washington, D.C. 20005
Attention:	Executive Director

With a copy to:
United States Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220
Attention:	Deputy Assistant Secretary (Government Financial Policy)

        Section 5.    Headings.    The headings set forth in this Waiver are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        Section 6.    Severability.    In case any provision in or obligation under this Waiver shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        Section 7.    Counterparts.    This Waiver may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

        Section 8.    Governing Law.    This Waiver and the rights and obligations of the Parties hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

        Section 9.    Fees and Expenses.    The Borrower agrees to promptly pay, upon request, all costs and expenses (including the reasonable fees and expenses of counsel) reasonably incurred by the Agent, the Collateral Agent, the Lenders, the Board, the Loan Administrator, and the Supplemental Guarantor in connection with the Restructuring, including, but not limited to, this Waiver.

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        IN WITNESS WHEREOF, the Parties have caused this Waiver to be duly executed as of the date first written above.

WORLD AIRWAYS, INC.
By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
AIR TRANSPORTATION STABILIZATION BOARD
By:	/s/ MARK R. DAYTON Mark R. Dayton Executive Director

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  EXHIBIT 10.1
WAIVER TO LOAN AGREEMENT